Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Office Properties Income Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “Report”), each of the undersigned hereby certifies, to the best of his or her knowledge:

1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adam D. Portnoy	/s/ Christopher J. Bilotto
Adam D. Portnoy Managing Trustee	Christopher J. Bilotto President and Chief Operating Officer

/s/ Jennifer B. Clark	/s/ Matthew C. Brown
Jennifer B. Clark Managing Trustee	Matthew C. Brown Chief Financial Officer and Treasurer

Date:    April 26, 2023